UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

ENERJEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30234	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Corporate Woods, Suite 350 10975 Grandview Drive Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 754-7754

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 30, 2010, the Registrant entered into a binding letter of intent (the “LOI”) with J&J Operating, LLC (“J&J”); West Coast Opportunity Fund, LLC (“WCOF”); Montecito Venture Partners, LLC, a controlled affiliate of WCOF (“MVP”); and Black Sable Energy, LLC, a controlled affiliate of MVP (“BSE”)(collectively J&J, WCOF, MVP and BSE are referred to as the “Acquisition Parties”) under which the parties were to negotiate formal definitive agreements (“Definitive Agreements”), on or prior to November 30, 2010 (the “Termination Date”).

On November 30, 2010, the Registrant and the Acquisition Parties amended the LOI to extend the Termination Date for entering into the Definitive Agreements to December 31, 2010.

There are numerous conditions that need to be satisfied in order for the contemplated transactions to proceed, including but not limited to agreements with third parties over which the Registrant and the other parties to such transactions have no control.   It is unclear whether those conditions will be satisfied, and consequently it is unclear if those contemplated transactions will ever close.

The foregoing description of the amended LOI and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended LOI attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment to Binding Letter of Intent dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

	By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer

Date: December 1, 2010